                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                Tel: 202.739.3000
                                Fax: 202.739.3001
                               www.morganlewis.com

MICHAEL BERENSON
(202) 739-5450
mberenson@morganlewis.com

May 1, 2003

Jefferson National Life Insurance Company
Jefferson National Life Advisor Variable Annuity Account
9920 Corporate Campus Drive, Suite 1000
Louisville, Kentucky 40223

Re:      REGISTRATION NO. 333-03093

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 17 to the Registration Statement on Form N-4 (File No. 333-03093) for Jefferson National Life Advisor Variable Annuity Account filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                               Very truly yours,



                                               MORGAN, LEWIS & BOCKIUS LLP

                                               By: /S/ MICHAEL BERENSON
                                                   ----------------------------
                                                      Michael Berenson